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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 to Form F-3 of our report, dated 10 March 2003 relating to the financial statements, which appears in GlaxoSmithKline plc's Annual Report on Form 20-F for the year ended 31 December 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Southwark Towers
London, England
16 March 2004